Exhibit 10.282



                         THE CHARLES SCHWAB CORPORATION
                            2004 STOCK INCENTIVE PLAN
                   NOTICE OF PREMIUM-PRICED STOCK OPTION GRANT

     You have been granted the following option to purchase Common Stock of The Charles Schwab Corporation ("Schwab") under the Charles Schwab Corporation 2004 Stock Incentive Plan (the "Plan"):

     Name of Grantee:
                                        -------------------------


     Total Number of Shares Granted:
                                        -------------------------


                      Exercise Price    Number of Shares
               ------------------------------------------------






     Grant Date:
                                        -------- ---, -----
     Expiration Date:
                                        -------- ---, -----

     You and Schwab agree that this option is granted under and governed by the terms and conditions of the Plan and the Premium-Priced Stock Option Agreement, both of which are made a part of this notice. Please review the Premium-Priced Stock Option Agreement and the Plan carefully, as they explain the terms and conditions of this option. You agree that Schwab may deliver electronically all documents relating to the Plan or this option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that Schwab is required to deliver to its stockholders.

                         THE CHARLES SCHWAB CORPORATION
                            2004 STOCK INCENTIVE PLAN
                      PREMIUM-PRICED STOCK OPTION AGREEMENT


Tax Treatment   This option is a  nonqualified  stock option and is not intended to qualify as an incentive stock option under federal tax laws.

Vesting This option is fully vested and exercisable as of the Grant Date set forth in the Notice of Premium-Priced Stock Option Grant.

Exercise        You or your representative may exercise this option by following
Procedures      the  procedures  prescribed  by Schwab.  If this option is being exercised by your representative, your representative must furnish proof satisfactory to Schwab of your representative's right to exercise this option. After completing the prescribed procedures, Schwab will cause to be issued the shares purchased, which will be registered in the name of the person exercising this option.

Exercise        When you  submit  your  notice  of  exercise,  you must  include
Price and       payment  of the  option  exercise  price for the  shares you are
Forms of        purchasing. This option is premium priced and, accordingly,  has
Payment         exercise prices for a specified number of shares higher than the market price of Schwab stock on the Grant Date. The applicable exercise prices are set forth in the Notice of Premium-Priced
                Stock Option Grant. Payment may be made in one of the following forms:

                 o Cash, your personal check, a cashier's check or a money order.

                 o Shares of Schwab stock that are surrendered to Schwab. These shares will be valued at their fair market value on the date when the new shares are purchased.

                 o By delivery (in a manner prescribed by Schwab) of an irrevocable direction to Charles Schwab & Co., Inc. to sell shares of Schwab stock (including shares to be issued upon exercise of this option) and to deliver all or part of the sale proceeds to Schwab in payment of all or part of the exercise price.

Term This option expires no later than the Expiration Date specified in the Notice of Premium-Priced Stock Option Grant but may expire earlier upon your termination of service, as described below.

Termination This option will expire on the date three months following the of Service date of your termination of employment with Schwab and its subsidiaries  for any  reason  other  than on  account of death, disability  or  retirement.  If you are  entitled  to  severance
                benefits  under  a   Schwab-sponsored   plan  or  an  individual
                agreement with Schwab, then the date of your termination of employment for purposes of this paragraph will be determined under the terms of such arrangement.

                If you cease to be an employee of Schwab and its subsidiaries by reason of your disability or death, then this option will expire on the first anniversary of the date of your death or disability.

                If you cease to be an employee of Schwab and its subsidiaries by reason of your retirement, then this option will expire on the second anniversary of the date of your retirement.

Definition of   For all purposes of this Agreement,  "disability" means that you
Disability      have a  disability  such  that you have  been  determined  to be eligible for benefits under Schwab's long-term disability plan.

Definition of   For all purposes of this Agreement, "retirement" will mean:
Retirement
                o  any   termination   of   employment   with   Schwab  and  its
                   subsidiaries with the exception of U.S. Trust Corporation or its subsidiaries for any reason other than death at any time after you attain age 50, but only if, at the time of your termination, you have been credited with at least 7 years of service; and

                o any termination of employment from U.S. Trust Corporation or its subsidiaries for any reason other than death at any time after (1) you attain age 65, (2) the sum of your age and credited years of service, at the time of your termination, is equal to or greater than 80, or (3) you attain age 60, but only if, at the time of your termination, you have been credited with at least 10 years of service.

                The phrase "years of service" above has the same meaning given to it under the SchwabPlan Retirement Savings and Investment Plan (or any successor plan).

Cancellation    To the fullest extent  permitted by applicable laws, this option
of Options      will  immediately  be  cancelled  and  expire in the event  that
                Schwab terminates your employment on account of conduct contrary to the best interests of Schwab, including, without limitation, conduct constituting a violation of law or Schwab policy, fraud, theft, conflict of interest, dishonesty or harassment. The determination whether your employment has been terminated on account of conduct inimical to the best interests of Schwab shall be made by Schwab in its sole discretion.

Restrictions You cannot exercise this option and no shares of Schwab stock on Exercise may be issued under this option if the issuance of shares at and Issuance that time would violate any applicable law, regulation or rule. or Transfer Schwab may impose restrictions upon the sale, pledge or other
of Shares       transfer  of shares  (including  the  placement  of  appropriate legends on stock certificates) if, in the judgment of Schwab and its counsel, such restrictions are necessary or desirable to comply with applicable law, regulations or rules.

Stockholder     You, or your estate or heirs, have no rights as a stockholder of
Rights          Schwab  until you have  exercised  this  option  by  giving  the required notice to Schwab and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

No Right to Nothing in this Agreement will be construed as giving you the Employment right to be retained as an employee, consultant or director of
                Schwab and its subsidiaries for any specific duration or at all.

Transfer of     In general,  only you may  exercise  this  option  prior to your
Option          death.  You may not  transfer or assign this  option,  except as provided below. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or in a beneficiary designation.

                You may transfer this option as a gift to one or more family members. For this purpose, "family member" means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), any individual sharing your household, e.g., a domestic partner, other than a tenant or employee, a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest.

                Schwab may, in its sole discretion, allow you to transfer this option under a domestic relations order in settlement of marital or domestic property rights.

                In order to transfer this option, you and the transferee(s) must execute the forms prescribed by Schwab, which include the consent of the transferee(s) to be bound by this Agreement.

Claims          You may file a claim for  benefits  under the Plan by  following
Procedure       the  procedures  prescribed by Schwab.  If your claim is denied, generally you will receive written or electronic notification of the  denial  within  90 days of the date on which  you filed the claim.  If  special  circumstances  require  more time to make a decision about your claim, you will receive notification of when you  may  expect  a  decision.  You may  appeal  the  denial  by submitting  to the Plan  Administrator  a  written  request  for review within 30 days of receiving  notification  of the denial.
                Your request  should include all facts upon which your appeal is based.  Generally,  the Plan Administrator will provide you with written or  electronic  notification  of its decision  within 90
                days   after   receiving   the   review   request.   If  special
                circumstances require more time to make a decision about your request, you will receive notification of when you may expect a decision.

Plan            The Plan  Administrator has discretionary  authority to make all
Administration  determinations  related to this option and to construe the terms of the Plan, the Notice of Premium-Priced Stock Option Grant and this Agreement. The Plan Administrator's determinations are conclusive and binding on all persons.

Right to        If Schwab adopts the fair-value-based method of accounting under
Replace         FASB Statement No. 123R,  the Committee  shall have the right to
Option with     replace  this  option  (or any  portion  of this  option) to the
SARs            extent  outstanding with a Stock  Appreciation  Right subject to substantially the same terms and conditions contained in this Agreement to be settled in shares of Schwab stock on a one-to-one basis; provided, that this provision shall not become effective if it would cause Schwab to recognize compensation expense.

Adjustments     In the event of a stock  split,  a stock  dividend  or a similar change in Schwab stock, the Compensation Committee, in its discretion, may adjust the number of shares covered by this option and the exercise price per share.

Severability    In the  event  that  any  provision  of this  Agreement  is held invalid or unenforceable, the provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

Applicable      This Agreement  will be interpreted  and enforced under the laws
Law             of  the   State  of   California   (without   regard   to  their
                choice-of-law provisions), as such laws are applied to contracts entered into and performed in California.

The Plan and    The  text of the  Plan is  incorporated  in  this  Agreement  by
Other           reference.  This  Agreement and the Plan  constitute  the entire
Agreements      understanding  between you and Schwab regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement, signed by both parties. If there is any inconsistency or conflict between any provision of this Agreement and the Plan, the terms of the Plan will control.
                Nothing in this Agreement gives you the ability to negotiate or change the key terms and conditions described above, in the Notice of Premium-Priced Stock Option Grant and in the Plan.